EXHIBIT 5.1

MAYNARD, COOPER AND GALE, P.C.

1901 Sixth Avenue North

Suite 2400

Birmingham, Alabama 35203

(205) 254-1000

March 3, 2004

Alabama National BanCorporation

1927 First Avenue North

Birmingham, Alabama 35203

Re:        Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Alabama National BanCorporation, a Delaware corporation (the “Company”) in connection with the registration on Form S-8 under the Securities Act of 1933, as amended (the “Act”) of 15,966 shares (the “Shares”) of Common Stock, par value $1.00 per share, of the Company, to be issued in accordance with the terms of the Cypress Bank Directors’ Stock Option Plan, as amended by that certain Assumption of Stock Option Plan, dated as of June 1, 2003, and that certain Agreement and Plan of Merger, dated as of October 14, 2003, between the Company and Cypress Bankshares, Inc. (as amended, the “Plan”). This opinion is provided pursuant to the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinions expressed herein.

Based on the foregoing, we are of the opinion that (a) the Company is authorized to issue the Shares pursuant to the provisions of the Plan, and (b) when the Registration Statement on Form S-8 relating to the Shares (the “Registration Statement”) has become effective under the Act, and the Shares will have been duly issued as contemplated by the Registration Statement and the Plan, such Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or other rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

MAYNARD, COOPER & GALE, P.C.

By:	/s/ Christopher B. Harmon

Christopher B. Harmon